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                                  EXHIBIT 23.2


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


360 Youth Division of MarketSource Corporation
Cranbury, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 5, 2001, relating to the financial statements of the 360 Youth Division of MarketSource Corporation as of December 31, 2000 and 1999 and for the years then ended, included in Alloy, Inc.'s Form 8-K/A dated January 25, 2002.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                /s/ BDO SEIDMAN, LLP
Woodbridge, New Jersey
January 30, 2002